                                                                   Exhibit 99.1



                                                  Registration No. 333-11379

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                            _____________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            _____________________

                         Imagica Entertainment, Inc.
                     (F/K/A Ranger International, Inc.)
           (Exact name of registrant as specified in its charter)

        Florida                                        59-2762999
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

  1518 SW 12th Avenue Ocala, Florida                     34474
(Address of principal executive office)                (Zip Code)

                               Robert Wormser
                             1518 SW 12th Avenue
                            Ocala, Florida 34474
                               (352) 867-7860
(Name, address and telephone number, including area code, of agent for service)

                            _____________________

             Consulting Agreements with Tod Lotz. and Tim Murray
                          (Full Title of the Plan)

                            _____________________

                       CALCULATION OF REGISTRATION FEE


                                  Proposed maximum    Proposed maximum        Amount of
   Title           Amount to be    offering price    aggregate offering      Registration
of Securities       registered      per share(1)          price(1)               Fee
Common Stock,         620,415         $2.81              $1,743,337              $602
par value $.001

(1) The price stated above is estimated solely for the purpose of calculation of registration fee and is based on the average of the high and low prices paid for a share of the Company's Common Stock on August 28, 1996.

PART I

Item 1.     Plan Information

Consulting Services Agreements

        The Consulting Agreement entered into August 12, 1996, between Imagica(trademark) Entertainment, Inc. (the "Company") and Tod Lotz (the "Consultant") requires the Company to pay Consultant 90,000 shares of the Company's Common Stock as compensation for consulting services and granted Mr. Lotz warrants to purchase an additional 300,000 shares of the Company's stock for a period of thirty-six months at an exercise price of $2.00 per share. Under the terms of the Consulting Agreement, Consultant has agreed to render Public relations and long term strategic planning services to the Company. The Common Shares are fully vested at the time of issuance.

        The Consulting Agreement entered into August 12, 1996, between Imagica(trademark) Entertainment, Inc. (the "Company") and Tim Murray (the "Consultant") requires the Company to pay Consultant 230,415 shares of the Company's Common Stock as compensation for consulting services. Under the terms of the Consulting Agreement, Consultant has agreed to render Public relations and long term strategic planning services to the Company. The Common Shares are fully vested at the time of issuance.

Item 2.     Registrant Information and Employee Plan Annual Information

     Plan participants may obtain, without charge, upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement; these documents are incorporated by reference in the Section 10(a) prospectus which is a part of this Registration Statement. Plan participants may also obtain, without charge, upon written or oral request, any other documents required to be delivered to employees pursuant to Rule 428(b). All requests for documents should be directed to: Imagica Entertainment, Inc., Attention: President, 1518 SW 12th Avenue, Ocala, Florida 34474 (352) 867-7860.

PART II

Item 3.     Incorporation of Documents by Reference

The following documents are incorporated by reference into this Registration Statement, and are made a part hereof:

(a) The Registrant's latest annual report for the year ended May 31, 1995, on Form 10-KSB filed on or about January 4, 1996, and Registrant's latest annual report, as amended, for the year ended May 31, 1995, on Form 10-KSB/A filed on or about January 5, 1996.

(b) The Registrant's latest quarterly reports for the quarters ended August 31, 1995, November 30, 1995, and February 29, 1996, on Form 10-QSB filed on or about January 4, 1996; January 13, 1996; April 10, 1996, respectively.

(c) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-SBK referred to in paragraph (a) above.

(d) The descriptions of the registrant's securities which are contained in its registration statements filed under section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

All reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

Not Applicable.

Item 6.     Indemnification of Officers and Directors.

     The By-Laws of the Company, contain a provision under which the officers and directors of the Company would be indemnified to the full extent permitted by law. Also, Sec. 607.0850, Fla. Stat. (1995), permits indemnification against expenses actually and reasonably incurred by a director, officer, employee or agent to the extent that such person has been successful in the defense of a matter eligible for indemnification under the statute. Under certain circumstances, expenses may be paid by a corporation in advance, subject to repayment, unless the defendant ultimately is determined to be ineligible for indemnification. In addition, the statute permits a corporation to indemnify directors and officers against certain liabilities and to purchase and maintain director and officer liability and reimbursement insurance against liabilities, whether or not the corporation would have the power of indemnification against such liabilities.

Item 7.     Exemption from Registration Claimed.

Not Applicable.

Item 8.     Exhibits.
                                                                           Page
     (4)  Instruments defining the rights of security holders,
          including indentures
          (a)  Consulting Agreement between
               Imagica Entertainment, Inc.. and Tod Lotz
               dated August 12, 1996.
          (b)  Consulting Agreement between
               Imagica Entertainment, Inc.. and Tim Murray
               dated August 12, 1996.
     (5)  Opinion re legality
    (15)  Letter re unaudited interim financial information                None
    (24)  Consents of experts and counsel
          (a)  Consent of BDO Seidman
          (b)  Consent of Bruce Brashear, Esq.
    (28)  Additional exhibits                                              None
    (29)  Information from reports furnished to state
          insurance regulatory authorities                                 None

Item 9.     Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies it has reasonable ground to believe it meets all the requirements for filing on Form S-8 and has duly caused same to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ocala, State of Florida, on the 28th day of August, 1996.

         IMAGICA ENTERTAINMENT, Inc.

         By: /s/ Robert S. Wormser
             Robert S. Wormser,
             President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony M. Pallante his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done on or about the premises, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on the dates indicated.

           Signature                            Title

/s/ Robert S. Wormser                     Chairman of the Board and Director
------------------------
Robert S. Wormser

Date: August 28, 1996

/s/ William J. White                      Director
------------------------
William J. White

Date: August 28, 1996

                            CONSULTING AGREEMENT

     THIS AGREEMENT is made as of August 12, 1996 by and between RANGER INTERNATIONAL, INC. D/B/A IMAGICA(trademark) ENTERTAINMENT INC., a Florida corporation (the "Company or IMAGICA") and TOD LOTZ, an individual, (the "Consultant").

                                  RECITALS:
     A. The Company is a public company, and desires to expose its business plan and to build the value of the Company for the benefit of its shareholders on a long term strategic planning; and

     B. The Consultant is a financial advisor involved in a variety of businesses, with particular emphasis in long term strategic planning; and

     C. The Company recognizes the substantial experience and knowledge of the Consultant in matters relating to long term strategic planning; and

     D. The Company further recognizes that it is in the best interests of the Company to engage the consulting services of the Consultant; and

     E. The Company desires to retain the valuable services and counsel of the Consultant, and the Consultant desires to render such services to the Company upon the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

     1.     Recitals.     The Recitals to this Agreement are hereby
incorporated into this Agreement as though full restated herein.

     2.     Engagement.   The Company hereby engages the Consultant, and the
Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement. This Agreement hereby supersedes any prior, contemporaneous, oral or written agreements by and between both parties hereof.

     3.     Term.         The term of this Agreement shall begin on the date
hereof and shall continue until June 11, 1998, unless modified by the parties hereto.

     4.     Consulting Services Compensation.

          (A) The Company shall pay to Consultant, as compensation for his services under this Agreement, Ninety Thousand (90,000) Common Shares of IMAGICA (the "IMAGICA Shares"), which shares shall be immediately registered under a S-8 short form Registration Statement with the Securities and Exchange Commission, by the Company, at the Company's expense.

               In addition, the Company is registering and issuing warrants to purchase up to 300,000 shares of the Company's common stock at $2.00 per share for a period of 36 months from the date of this contract as agreed to in the previous consulting agreement dated June 12, 1996.

          (B) The Company may in the future provide the Consultant with such additional compensation as the Company and Consultant shall mutually agree for any additional services by the Consultant not provided for in this Agreement, which terms shall be set forth, during the term of this Agreement, in Schedules attached hereto and incorporated herein by reference.

     5.     Duties.       From time to time as reasonably requested by the
Company, the Consultant shall provide public relations advice and services to the Company and long term strategic planning.

     6.     Nature of Engagement.     The Consultant is being engaged by the
company as an independent contractor. Nothing in this Agreement shall be construed so as to create an employer-employee relationship between the parties.

     7.     Expenses.     Upon receipt of requests from the Consultant for
reimbursement, the Company shall reimburse the Consultant for all reasonable and necessary expenses the Consultant incurs, prior to and after the date of this Agreement in performing his duties in connection with this Agreement. The Consultant shall be required to receive authorization from the Company prior to incurring any such expenses in excess of $1,000.00.

     8. Notices. Any notice, report or demand required, permitted or desired under this Agreement shall be sufficient if in writing and delivered by certified mail, return receipt requested, Federal Express (or similar courier), telegram or receipted hand delivery at the following addresses (or such other addresses designated by proper notice):

     To the Company:     Imagica(trademark) Entertainment, Inc.
                         1518 S.W. 12th Avenue
                         Ocala, Florida  34474
                         Attn:  Robert S. Wormser, President

     To the Consultant:  Mr. Tod Lotz
                         408 Baynard Drive
                         Venice, Florida 34285

     Any notice otherwise delivered shall be deemed given when actually received by recipient.

     9.     Miscellaneous.

          (A)     Governing Law.     This Agreement shall be governed by,
interpreted and enforced in accordance with the laws of the State of Florida.

          (B)     Waiver.     The waiver by any party hereto of a breach of
any provision of this Agreement shall not operate as a waiver of any other breach of any provision of this Agreement by any party.

          (C)     Entire Agreement.     This instrument contains the entire
agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto and supersedes any prior or contemporaneous oral or written agreement between the parties.

          (D)     Successors and Assigns.     This Agreement shall inure to
the benefit of and be binding upon the parties hereto and their respective successors, heirs, personal representatives and assigns.

          (E)     Day(s).     Reference in this Agreement to "day" or
"days" refers to calendar days, but if a referenced date falls on a Saturday, Sunday or federal holiday, it will be deemed to fall on the next calendar day that is not a Saturday, Sunday or federal holiday.

          (F)     Confidentiality.     Except as may otherwise be required by
law, the provisions of this Agreement shall remain strictly confidential.   To
the extent permitted by law, the Board of Directors of the Company shall ensure that no person other than members of the Board of Directors of the Company and appropriate officers of the Company, their legal counsel or accountants, are made aware of the terms of this Agreement. In addition, neither the company nor the Consultant shall, either directly or indirectly through their respective officers, directors, employees, shareholders, partners, joint ventures, agents, consultants, contractor, affiliates or any other person, disclose, communicate, disseminate or otherwise breach the confidentiality of all or any provision of this Agreement, without the express written consent of both parties to this Agreement.

          (G)     Specific Performance.     Strict compliance shall be required
with each and every provision of this Agreement. The parties hereto agree that breach of this Agreement shall result in irreparable damage, and that specific performance of these obligations may be obtained.

          (H)     Additional Documents.     The Company agrees to execute such
other documents and agreements to effect the purposes of this Agreement, as the Consultant may request from time to time.

          (I)     Assignment.     The obligations of the parties under this
Agreement shall not be assigned without the written consent of the parties. Notwithstanding any provision of this Agreement to the contrary, however, the Consultant shall be entitled to provide that any funds payable or stock issuable to him pursuant to this Agreement shall instead be paid or issued to another person.

          (J)     Counterparts.     This Agreement may be executed in
counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement.

          (K)     Facsimile Signatures.     The parties may execute this
Agreement by facsimile, which signature(s) shall be deemed an original and binding upon such party.

          (L)     Severability.     If any term, condition or provision of
this Agreement or the application thereof to any party or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of their Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (M)     Dispute Procedure.     Any dispute, controversy or claim
arising out of, or in connection with this Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association then in effect. The arbitration shall be conducted on an expedited basis in the Orlando, Florida area by an independent arbitrator selected by the American Arbitration Association. The decision of such arbitrator, including any award of attorney's fees and costs, may be entered into any court with jurisdiction.

          (N)     Board of Directors.     Except as expressly provided
otherwise in this Agreement, reference to actions, determinations or similar occurrences by the Company shall mean the action, decision or determination of its Board of Directors.


          (O)     Authority.     The Company hereby represents and warrants
that the person executing this Agreement on its behalf is duly authorized to do so, that the execution of this Agreement has been duly approved by the Board of Directors of the Company, and that this Agreement is binding upon the
Company.   The Company hereby agrees to provide the documentation evidencing such authorization and approval as the Consultant may reasonably request, including, without limitation, written consents of the Board of Directors of the Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RANGER INTERNATIONAL, INC. D/B/A
IMAGICA(trademark) ENTERTAINMENT, INC.,   TOD LOTZ
a Florida corporation

By:                                       By:
   ------------------------------            --------------------------------
   Robert S. Wormser, President              Tod Lotz, Consultant

                            CONSULTING AGREEMENT

     THIS AGREEMENT is made as of August 12, 1996 by and between RANGER INTERNATIONAL, INC. D/B/A IMAGICA(trademark) ENTERTAINMENT INC., a Florida corporation (the "Company or IMAGICA") and TIM MURRAY, an individual, (the "Consultant").
                                  RECITALS:
     A. The Company is a public company, and desires to expose its business plan and to build the value of the Company for the benefit of its shareholders on long term strategic planning; and

     B. The Consultant is a financial advisor involved in a variety of businesses, with particular emphasis in long term strategic planning; and

     C. The Company recognizes the substantial experience and knowledge of the Consultant in matters relating to long term strategic planning; and

     D. The Company further recognizes that it is in the best interests of the Company to engage the consulting services of the Consultant; and

     E. The Company desires to retain the valuable services and counsel of the Consultant, and the Consultant desires to render such services to the Company upon the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

     1.     Recitals.     The Recitals to this Agreement are hereby
incorporated into this Agreement as though full restated herein.

     2.     Engagement.     The Company hereby engages the Consultant, and the
Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement. This Agreement hereby supersedes any prior, contemporaneous, oral or written agreements by and between both parties hereof.

     3.     Term.    The term of this Agreement shall begin on the date
hereof and shall continue until August 12, 1997, unless modified by the parties hereto.

     4.     Consulting Services Compensation.

          (A) The Company shall pay to Consultant, as compensation for his services under this Agreement, Two Hundred Thirty Thousand Four Hundred and Fifteen (230,415) Common Shares of IMAGICA (the "IMAGICA Shares"), which shares shall be immediately registered under a S-8 short form Registration Statement with the Securities and Exchange Commission, by the Company, at the Company's expense.

          (B) The Company may in the future provide the Consultant with such additional compensation as the Company and Consultant shall mutually agree for any additional services by the Consultant not provided for in this Agreement, which terms shall be set forth, during the term of this Agreement, in Schedules attached hereto and incorporated herein by reference.

     5.     Duties.    From time to time as reasonably requested by the
Company, the Consultant shall provide public relations advice and services to the Company and long term strategic planning.

     6.     Nature of Engagement.     The Consultant is being engaged by the
company as an independent contractor. Nothing in this Agreement shall be construed so as to create an employer-employee relationship between the parties.

     7.     Expenses.     Upon receipt of requests from the Consultant for
reimbursement, the Company shall reimburse the Consultant for all reasonable and necessary expenses the Consultant incurs, prior to and after the date of this Agreement in performing his duties in connection with this Agreement. The Consultant shall be required to receive authorization from the Company prior to incurring any such expenses in excess of $1,000.00.

     8. Notices. Any notice, report or demand required, permitted or desired under this Agreement shall be sufficient if in writing and delivered by certified mail, return receipt requested, Federal Express (or similar courier), telegram or receipted hand delivery at the following addresses (or such other addresses designated by proper notice):

     To the Company:     Imagica(trademark) Entertainment, Inc.
                         1518 S.W. 12th Avenue
                         Ocala, Florida  34474
                         Attn:  Robert S. Wormser, President

     To the Consultant:  Mr. Tim Murray
                         375 Douglas Avenue, Suite 1006
                         Altamonte Springs, FL  32714

     Any notice otherwise delivered shall be deemed given when actually received by recipient.

     9.     Miscellaneous.

          (A)     Governing Law.     This Agreement shall be governed by,
interpreted and enforced in accordance with the laws of the State of Florida.

          (B)     Waiver.     The waiver by any party hereto of a breach of
any provision of this Agreement shall not operate as a waiver of any other breach of any provision of this Agreement by any party.

          (C)     Entire Agreement.     This instrument contains the entire
agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto and supersedes any prior or contemporaneous oral or written agreement between the parties.

          (D)     Successors and Assigns.     This Agreement shall inure to
the benefit of and be binding upon the parties hereto and their respective successors, heirs, personal representatives and assigns.

          (E)     Day(s).    Reference in this Agreement to "day" or
"days" refers to calendar days, but if a referenced date falls on a Saturday, Sunday or federal holiday, it will be deemed to fall on the next calendar day that is not a Saturday, Sunday or federal holiday.

          (F)     Confidentiality.     Except as may otherwise be required by
law, the provisions of this Agreement shall remain strictly confidential.   To
the extent permitted by law, the Board of Directors of the Company shall ensure that no person other than members of the Board of Directors of the Company and appropriate officers of the Company, their legal counsel or accountants, are made aware of the terms of this Agreement. In addition, neither the company nor the Consultant shall, either directly or indirectly through their respective officers, directors, employees, shareholders, partners, joint ventures, agents, consultants, contractor, affiliates or any other person, disclose, communicate, disseminate or otherwise breach the confidentiality of all or any provision of this Agreement, without the express written consent of both parties to this Agreement.

          (G)     Specific Performance.      Strict compliance shall be required
with each and every provision of this Agreement. The parties hereto agree that breach of this Agreement shall result in irreparable damage, and that specific performance of these obligations may be obtained.

          (H)     Additional Documents.     The Company agrees to execute such
other documents and agreements to effect the purposes of this Agreement, as the Consultant may request from time to time.

          (I)     Assignment.     The obligations of the parties under this
Agreement shall not be assigned without the written consent of the parties. Notwithstanding any provision of this Agreement to the contrary, however, the Consultant shall be entitled to provide that any funds payable or stock issuable to him pursuant to this Agreement shall instead be paid or issued to another person.

          (J)     Counterparts.     This Agreement may be executed in
counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement.

          (K)     Facsimile Signatures.     The parties may execute this
Agreement by facsimile, which signature(s) shall be deemed an original and binding upon such party.

          (L)     Severability.     If any term, condition or provision of
this Agreement or the application thereof to any party or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of their Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (M)     Dispute Procedure.     Any dispute, controversy or claim
arising out of, or in connection with this Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association then in effect. The arbitration shall be conducted on an expedited basis in the Ocala, Florida area by an independent arbitrator selected by the American Arbitration Association. The decision of such arbitrator, including any award of attorney's fees and costs, may be entered into any court with jurisdiction.

          (N)     Board of Directors.     Except as expressly provided
otherwise in this Agreement, reference to actions, determinations or similar occurrences by the Company shall mean the action, decision or determination of its Board of Directors.

          (O)     Authority.     The Company hereby represents and warrants
that the person executing this Agreement on its behalf is duly authorized to do so, that the execution of this Agreement has been duly approved by the Board of Directors of the Company, and that this Agreement is binding upon the
Company.   The Company hereby agrees to provide the documentation evidencing such authorization and approval as the Consultant may reasonably request, including, without limitation, written consents of the Board of Directors of the Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RANGER INTERNATIONAL, INC. D/B/A
IMAGICA(trademark) ENTERTAINMENT, INC.,
a Florida corporation

By:
     ---------------------------------
     Robert S. Wormser, President

TIM MURRAY

By:
     ---------------------------------
     Tim Murray, Consultant

August 28, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

        RE:     Registration Statement on Form S-8
                Imagica Entertainment, Inc.


Gentlemen:

        I have acted as counsel for Imagica Entertainment, Inc.
(the "Company") in connection with its proposed offering to certain consultants of Company of 320,415 common shares and warrants to purchase an additional 300,000 common shares (par value $.0001). In connection with the proposed public offering and above-described registration statement, I have reviewed the following:

        1. The Certificate of Incorporation and amendments thereto of the Company;

        2. The By-Laws and amendments thereto of the Company;

        3. The minute books of the Company; and

        On the basis of such investigation and the examination of such other records as I deemed necessary, I am of the opinion that:

        a) the Company has been duly incorporated and is validly existing under the laws of the State of Florida; and

        b) The 620,415 shares have been duly authorized and when issued, will be legally issued by the Company and will be fully paid and nonassessable.

        I consent to the filing of this opinion as an Exhibit for the purpose of registering all or a portion of the Common Shares described in Form S-8 under the relevant state and federal securities laws.

                                                Sincerely,

                                                /s/ Bruce Brashear
                                                -------------------------------
                                                Bruce Brashear, Esq.